EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated January 25, 2023, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended November 30, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 30, 2023

Appendix A

Fund Book	Fund
Financial Square Funds	Goldman Sachs Financial Square Federal Instruments Fund

Financial Square Funds	Goldman Sachs Financial Square Government Fund

Financial Square Funds	Goldman Sachs Financial Square Money Market Fund

Financial Square Funds	Goldman Sachs Financial Square Prime Obligations Fund

Financial Square Funds	Goldman Sachs Financial Square Treasury Instruments Fund

Financial Square Funds	Goldman Sachs Financial Square Treasury Obligations Fund

Financial Square Funds	Goldman Sachs Financial Square Treasury Solutions Fund

Investor Money Market Funds	Goldman Sachs Investor Money Market Fund

Investor Money Market Funds	Goldman Sachs Investor Tax-Exempt Money Market Fund

MLP Energy Infrastructure	Goldman Sachs MLP Energy Infrastructure Fund

Energy Funds	Goldman Sachs Clean Energy Income Fund

Energy Funds	Goldman Sachs Energy Infrastructure Fund